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EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-55234) pertaining to the 2000 Long-Term Incentive Plan of our report dated March 4, 2002, except for Note 22, as to which the date is April 5, 2002, with respect to the consolidated financial statements of Security Capital Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                             /s/ Ernst & Young LLP


Stamford, Connecticut
April 5, 2002